                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



    We hereby consent to the inclusion in this Annual Report on Form 10-K of Columbia Bancorp and Subsidiary for the year ended December 31, 2000 of our report dated January 10, 2000 relating to the consolidated financial statements of Suburban Bancshares, Inc.



/s/  Stegman & Company



Baltimore, Maryland
March 27, 2001

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Columbia Bancorp:

We consent to the incorporation by reference in the registration statement (No. 333-10231) on Form S-8 of Columbia Bancorp of our report dated January 26, 2001 relating to the consolidated statements of condition of Columbia Bancorp and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Columbia Bancorp.


                                    KPMG LLP

Baltimore, Maryland
March 27, 2001